Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statements (Nos. 333-266271, 333- 268563, 333-274788 and 333-284318) on Form S-3 and in the Registration Statements (Nos. 333- 264996 and 333-284584) on Form S-8 of TeraWulf Inc. of our report dated March 19, 2024, relating to the consolidated financial statements of Terawulf Inc., appearing in this Annual Report on Form 10-K of TeraWulf Inc. for the year ended December 31, 2024. /s/ RSM US LLP Minneapolis, Minnesota February 28, 2025